EX-99.906CERT

Section 906 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

William F. Glavin, Jr., Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer Portfolio Series Fixed Income Active Allocation Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended 7/31/2012 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

Oppenheimer Portfolio Series Fixed Income Active Allocation Fund	Oppenheimer Portfolio Series Fixed Income Active Allocation Fund

/s/ William F. Glavin, Jr.	/s/ Brian W. Wixted
William F. Glavin, Jr.	Brian W. Wixted

Date: 9/11/2012	Date: 9/11/2012